CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" for the Government & Agency Securities Portfolio (formerly, Government Securities Portfolio) and Treasury Portfolio, each a series of Investors Cash Trust, in the Investors Cash Trust Service Shares Prospectus, for the Treasury Portfolio in the Premier Money Market Shares Prospectus, for the Scudder Government Cash Managed Shares Prospectus and for the Scudder Government Cash Institutional Shares Prospectus and "Independent Registered Public Accounting Firm and Reports to Shareholders" and "Financial Statements" in the Investors Cash Trust Service Shares, Premier Money Market Shares, and Investors Cash Trust Scudder - Government Cash Institutional Shares and Scudder Government Cash Managed Shares Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A, No. 33-34645) of our reports dated May 12, 2004 with respect to the financial statements and financial highlights of the Government & Agency Securities Portfolio and the Treasury Portfolio included in the Investors Cash Trust Annual Report, Premier Money Market Shares Annual Report and the Scudder Government Cash Institutional Shares & Government Cash Managed Shares Annual Report, each dated March 31, 2004.



/s/ERNST & YOUNG LLP

Boston, Massachusetts
July 16, 2004